EXHIBIT 99.06

Southern Company

Financial Overview

(In Millions of Dollars)

	3 Months Ended June			Year-to-Date June

	2007	2006	% Change	2007	2006	% Change

Consolidated –
Operating Revenues	$3,772	$3,592	5.0%	$7,181	$6,655	7.9%
Earnings Before Income Taxes	635	606	4.7%	1,129	976	15.7%
Net Income	429	385	11.4%	768	647	18.7%

Alabama Power –
Operating Revenues	$1,336	$1,249	6.9%	$2,533	$2,322	9.1%
Earnings Before Income Taxes	250	202	23.6%	445	343	29.7%
Net Income Available to Common	147	118	24.6%	262	200	30.9%

Georgia Power –
Operating Revenues	$1,844	$1,808	2.0%	$3,501	$3,392	3.2%
Earnings Before Income Taxes	289	318	-9.0%	492	531	-7.4%
Net Income Available to Common	188	197	-4.6%	320	329	-2.9%

Gulf Power –
Operating Revenues	$298	$293	1.9%	$595	$556	7.0%
Earnings Before Income Taxes	35	37	-4.0%	66	57	15.2%
Net Income Available to Common	21	22	-3.5%	40	34	16.5%

Mississippi Power –
Operating Revenues	$273	$255	7.2%	$530	$464	14.3%
Earnings Before Income Taxes	43	37	15.5%	75	62	21.3%
Net Income Available to Common	26	23	15.4%	46	38	20.7%

Southern Power –
Operating Revenues	$244	$194	26.0%	$437	$333	30.9%
Earnings Before Income Taxes	66	53	24.6%	119	85	39.9%
Net Income Available to Common	40	32	25.2%	72	52	39.0%

Notes

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.